UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2021

CXJ Group Co., Limited

Exact name of registrant as specified in its charter)

Nevada	333-248779	85-2041913
(State or other jurisdiction of incorporation)	(Commission File Number)	IRS Employer Identification No.)

Room 1903-01, Number 1 Building, International Center Jianggan District, Hangzhou City Zhejiang Province, Peoples Republic of China	NA
(Address of principal executive offices)	(Zip Code)

+86 18668175727

Registrant’s telephone number, including area code

NA

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Item 8.01 Other Events.

On March 24, 2021, the Company’s board of directors adopted the CXJ Group Co., Limited Option Incentive Plan for the Year of 2021 (the “Plan”). The Plan covers the grant of up to 50,000,000 options for the purchase of our common stock at fixed prices during 2021 and at a price equal to 110% of our common stock’s market price thereafter as set forth therein. No options have been granted to date. The foregoing is only a summary of the terms of the Plan and the reader is referred to the Plan itself, which is an exhibit to this Report for the specifics thereof.

Item 9.01 Financial Statements and Exhibits

Financial Information

None

Exhibits:

Exhibit 10.1	CXJ Group Co., Limited Option Incentive Plan for the Year of 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CXJ Group Co., Limited

March 29, 2021	By:	/s/ Lixin Cai
Lixin Cai
Chairman and Chief Executive Officer